UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 19, 2025

TPT Global Tech, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-222094	81-3903357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 West Broadway, Suite 800, San Diego, CA 92101

(Address of Principal Executive Offices) (Zip Code)

(619)301-4200

Registrant's telephone number, including area code

________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On July 19, 2025, the Company amended its Articles of Incorporation to designate Series H Convertible Preferred Stock. A copy of the Articles of Amendment to the Articles of Incorporation are attached hereto as Exhibit 3.1.

The Amendment designated 5,000,000 shares of the authorized 100,000,000 shares of the Company's $0.001 par value preferred stock as the Series H Convertible Preferred Stock ("the Series H Preferred Shares."). A copy of the Certificate of Designation of the Series H Preferred Stock is attached hereto in its entirety as Exhibit 4.1.

On August 4, 2025, the Company filed corrected Articles of Amendment to Articles of Incorporation to increase the number of shares designated as Series H Convertible Preferred Stock with an effective date of July 19, 2025. A copy of the Articles of Amendment to the Articles of Incorporation are attached hereto as Exhibit 3.2.

The correction designated 8,000,000 shares of the authorized 100,000,000 shares of the Company's $0.001 par value preferred stock as the Series H Convertible Preferred Stock ("the Series H Preferred Shares."). A copy of the corrected Certificate of Designation of the Series H Preferred Stock is attached hereto in its entirety as Exhibit 4.2.

Item 9.01 Exhibits

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
3.1	Articles of Amendment dated July 19, 2025
3.2	Articles of Amendment filed August 4, 2025
4.1	Certificate of Designation – Series H Preferred Stock
4.2	Corrected Certificate of Designation – Series H Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TPT GLOBAL TECH, INC.

By:	/s/ Stephen J. Thomas III
Stephen J. Thomas III,
Title: Chief Executive Officer

Date: August 12, 2025

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